ARTICLE OF INCORPORATION
                                    OF
                     LINCOLN TELECOMMUNICATIONS COMPANY
                     (As amended through April 25, 1990)
                                 ARTICLE 1
                                   Name
The name of the corporation is
                     LINCOLN TELECOMMUNICATIONS COMPANY
                                 ARTICLE 2
                                 Duration
The period of duration of the corporation is perpetual.
                                 ARTICLE 3
                            Purposes and Powers
3.1 The purposes for which this corporation is organized are to engage in such businesses and occupations as may be from time to time determined by the Board of Directors and are not otherwise forbidden by the laws of the State of Nebraska, including but not limited to the following:
     (a) To own, engage in, operate and carry on a general communications business; to buy, own, hold, acquire, lease, sell, exchange, operate and manage telephone exchanges, properties, rural and urban lines, and telegraph, data, video, community antenna, closed circuit, microwave, radio and electronic systems, properties and businesses, or any interest therein; and to buy, own, hold, acquire, sell, and exchange stocks, bonds, debentures, notes, contracts and other securities of corporations engaged in the ownership or operation of any of the foregoing exchanges, lines, systems, properties and businesses.
     (b) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.
     (c) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, or Colonies of the United States, and in any and all foreign countries, subject to all the laws of such States, Districts, Territories, Colonies or Countries.
3.2 The corporation shall have and exercise all powers and rights conferred upon corporations by the Nebraska Business Corporation Act, and any enlargement of such powers conferred by subsequent legislative acts.
                                 ARTICLE 4
                             Authorized Shares
The aggregate number of shares which the corporation shall have authority to issue is 120,000,000 shares amounting in the aggregate to $35,000,000 of par value, which shall be divided into two classes: common stock and preferred stock.
     A. The aggregate number of shares of common stock which the corporation shall have authority to issue is 100,000,000 shares of common stock of $0.25 par value per share amounting in the aggregate to $25,000,000 of par value.
         (1)  Dividends
         The holders of the common stock will receive such dividends when and if declared by the Board of Directors out of any funds legally available for the payment of such dividends remaining after payment or provision for payment of all accumulated and current dividends on the preferred stock of the corporation.
         (2) Liquidation or Dissolution
         In case of any voluntary or involuntary liquidation or dissolution of the corporation, and after the holders of the preferred stock shall have received the liquidation amount for their stock, plus all accrued, but unpaid dividends thereon, then the holders of the common stock shall be entitled to receive the remaining assets of the corporation of the proceeds thereof.
         (3) Voting Rights
         Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the common stockholders.
     B. The aggregate number of shares of preferred stock which the corporation shall have authority to issue is 20,000,000 shares of preferred stock of $0.50 par value per share amounting in the aggregate to $10,000,000 of par value with such designations, preferences, limitations, and relative rights as may be authorized in accordance with this Section B.
         (1) Redemption and Conversion Rights
             Any shares of preferred stock may be issued:
            (a) Subject to the right of the corporation to redeem any of such shares, including by exchange for other securities of the corporation, at the price specified in a particular series; and
            (b) Convertible into shares of common stock or into shares of any other series of the preferred stock as specified in a particular series.
         (2) Dividends
     Before any dividends shall be paid or set apart for payment upon the common stock, the holders of each series of preferred stock shall be entitled to receive dividends at the rate per annum specified in the particular series payable quarterly in each year out of any funds legally available for the payment of such dividends, when and if declared by the Board of Directors. Such dividends shall accumulate on each share of preferred stock from the date of issue. All dividends on preferred stock shall be cumulative so that if the corporation shall not pay the quarterly dividend, or any part thereof, on the preferred stock then issued and outstanding, such deficiency shall thereafter be fully paid, but without interest, before any dividend shall be paid or set apart for payment on the common stock.
     Any dividend paid upon the preferred stock at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or in part payment of the accumulated dividend for the earliest dividend period or periods for which dividends are then delinquent, and shall be so designated to each stockholder to whom payment is made. All shares of preferred stock shall rank equally and shall share rateably, in proportion to the rate of the dividend fixed pursuant hereto in respect to each such share, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.
         (3)  Liquidation or Dissolution
         In case of voluntary or involuntary liquidation or dissolution of the corporation, the holders of each series of preferred stock shall be entitled to receive out of the assets of the corporation in money or money's worth the liquidation amount specified in the particular series for each share at the time outstanding, together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of common stock. In case of the voluntary or involuntary liquidation or dissolution of the corporation, if the assets of the corporation shall be insufficient to pay the holders of all shares of preferred stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the preferred stock shall share rateably in such assets in proportion to their respective liquidation amounts.
         (4) Authority to Establish Series
         The Board of Directors is authorized and empowered from time to time to establish one or more series of preferred stock, each series to be designated as to distinguish the shares thereof from the shares of all other series, and to authorize the issuance of shares of preferred stock in any such series; and to fix and determine, in respect to any particular series, variations in the relative rights and preferences as between different series so established, up to the maximum extent authorized by the Nebraska Business Corporation Act, as such Act now exists or may from time to time be amended.
         (5) Voting Rights
         To the extent that any series of preferred stock established by the Board of Directors has voting rights, such rights may be in addition to any voting rights accorded to the holders of Common Stock by these Articles or the Nebraska Business Corporation Act, as such Act now exists or may from time to time be amended.
                                 ARTICLE 5
                       Management of the Corporation
5.1 Board of Directors. The affairs of the corporation shall be conducted by a Board of Directors which shall have and shall exercise all the powers of the corporation. Directors of the corporation need not be stockholders. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed in the manner provided in the By-Laws; provided, however, the number of Directors which shall constitute the whole Board shall be not less than twelve (12) or more than eighteen (18). The Directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the whole Board of Directors. At the annual meeting of stockholders to be held in 1985, one-third of the Directors shall be elected for a one year term, one-third of the Directors for a two year term and one-third of the Directors for a three year term.
At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three year term. A Director shall hold office until the annual meeting in the year in which the Director's term expires and until the Director's successor shall be elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office.
     If the number of Directors is changed, any increase or decrease shall be appropriated among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any Director then in office. Any vacancy on the Board of Directors may be filled by the affirmative vote of the majority of the Directors then in office, although less than a quorum, and the person filling such vacancy shall have the same remaining term as that of his predecessor.
     The members constituting the entire Board of Directors shall be removed from office only by an affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock entitled to vote thereon at an annual meeting of stockholders or special meeting of stockholders called for such purpose.
     Approval of a merger, consolidation, exchange of all outstanding shares, or sale, lease, exchange or other disposition of all or substantially all of the corporation's assets shall require the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock entitled to vote thereon at an annual meeting of stockholders or special meeting of stockholders called for such purpose.
     The amendment or repeal of all or any part of this Article 5.1 shall require the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock entitled to vote thereon at an annual meeting of stockholders or special meeting of stockholders called for such purpose.
     5.2 Officers. The officers of the corporation shall be a President, Vice President (one of whom may be designated the Executive Vice
President), Secretary, Treasurer, Controller, and such other officers as may be appointed by the Board of Directors. The officers shall be appointed by the Board of Directors in such manner and for such terms as may be provided in the By-Laws.
     5.3 The incorporators shall have the direction of the affairs and of the organization of the corporation, until the directors are elected, any may issue the corporate stock to the subscribers thereto, subscribing prior to the election of the initial Board of Directors.
     5.4 The initial By-Laws of the Corporation shall be adopted by the stockholders. Thereafter By-Laws, unless otherwise provided under the Nebraska Business Corporation Act, may be adopted, amended or repealed either by the stockholders or by the Board of Directors at any regular or special meeting.
                                 ARTICLE 6
                          Stockholders' Property
The private property of the stockholders shall not be subject to the payment of the corporate debts of the corporation to any extent whatsoever.
                                 ARTICLE 7
                          No Pre-emptive Rights
No holder of shares of stock of the corporation of any class or holder of any bond, debenture or other security convertible into shares of stock of the corporation of any class shall have any pre-emptive right to subscribe for, purchase or otherwise acquire shares of stock of the corporation of any class, whether now or hereafter authorized, or bonds, debentures or other securities, whether or not convertible into shares of stock of the corporation of any class.
                                 ARTICLE 8
                   Registered Office and Registered Agent
     8.1 The initial registered office of the corporation is located at 1440 "M" Street, Lincoln, Lancaster County, Nebraska.
     8.2 The name of the initial registered agent of the corporation at such address is Houghton Furr.
                                 ARTICLE 9
                               Incorporators
The name and address of each incorporator is:
                             Allen L. Overcash
                             1500 Sharp Building
                             Lincoln, Nebraska 68508

                             J. Taylor Greer
                             1500 Sharp Building
                             Lincoln, Nebraska 68508

The undersigned, being all of the incorporators herein designated, do hereby adopt and sign the foregoing Articles of Incorporation for the purpose of forming this corporation under the Nebraska Business Corporation Act.

Dated this 24th day of November, 1980.

                                             /s/ Allen L. Overcash
                                                ---------------------
                                             /s/ J. Taylor Greer
                                                ---------------------

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                      LINCOLN TELECOMMUNICATIONS COMPANY

     Pursuant to Section 21-20,121 of the Business Corporation Act, the undersigned officer of Lincoln Telecommunications Company, a Nebraska corporation (the "Corporation"), states as follows:

     1.     The name of the Corporation is Lincoln Telecommunications
Company.

     2. Article I of the Articles of Incorporation of the Corporation is amended, as of the effective time and date set forth below, to delete the original text in its entirety and insert in its place the following
Article I (the "Amendment"):

                                   ARTICLE 1
                                     Name
            The name of the corporation is
               Aliant Communications Inc.

     3. The only class of shares of the Corporation entitled to vote on the approval of the Amendment is Common Stock, of which thirty six million six hundred fifty thousand six hundred eleven (36,650,611) shares are issued and outstanding and entitled to vote on the approval of the Amendment. At the annual meeting of the Stockholders of the Corporation held on April 24, 1996, a total of twenty seven million four hundred forty three thousand four hundred sixty nine (27,443,469) of such shares were voted in favor of, and a total of two million forty eight thousand eight hundred forty six (2,048,846) shares were voted against, approval of the Amendment. The foregoing affirmative vote is sufficient to approve the Amendment in accordance with the Act.

     4. The effective time and date of the Amendment shall be 12:01 a.m., September 3, 1996.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed as of the 18th day of July, 1996.

                                    Lincoln Telecommunications Company

                                            /s/ Michael J. Tavlin
                                    By: .............................
                                                 (Signature)
                                         Michael J. Tavlin, Vice
                                          President-Treasurer and
                                          Secretary